UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2026

CREXENDO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32277	87-0591719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 West Washington St, Suite 213, Tempe, Arizona 85288

(Address of principal executive offices) (Zip Code)

(602) 714-8500

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CXDO	The Nasdaq Capital Market

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2026, the Board of Directors of Crexendo, Inc. (the “Company”) appointed Chris Aaker as the Company’s Chief Technology Officer, effective August 1, 2026. Mr. Aaker, age 47, currently serves as the Company’s Senior Vice President of Engineering. The appointment is part of the Company’s planned technology leadership succession.

Also effective August 1, 2026, David Wang will transition from Chief Technology Officer to Senior Vice President. Mr. Wang will remain a full-time employee of the Company and will continue to contribute his technical expertise, institutional knowledge and experience to the Company. Mr. Wang’s transition is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Aaker has served as the Company’s Senior Vice President of Engineering since June 2023. He previously served as Vice President of Engineering of the Company and NetSapiens, Inc. from March 2015 to June 2023. Prior to that, Chris held progressively senior roles at NetSapiens since 2007, including Member of Technical Staff, Director of Customer Solutions and Director of Engineering. Before joining NetSapiens, Mr. Aaker served as a network and engineering intern at Nuera Communications. Mr. Aaker holds a Bachelor of Science degree in Computer Engineering from San Diego State University and is a named inventor on a United States patent involving communications technology.

There are no arrangements or understandings between Mr. Aaker and any other person pursuant to which he was selected as Chief Technology Officer. Mr. Aaker has no family relationship with any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Aaker will continue to participate in the Company’s existing compensation and benefit arrangements. No material plan, contract or arrangement was entered into, and no material amendment, grant or award was made, (although Mr. Aaker will receive a pro-rated portion of his Executive Bonus (if targets are met) as a C Level Officer), in connection with his appointment as Chief Technology Officer. The Company may engage in discussions related to those items with Mr. Aaker.

Item 7.01 Regulation FD Disclosure.

On July 30, 2026, the Company issued a press release announcing the leadership transition described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Crexendo, Inc. on July 30, 2026.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2026

Crexendo, Inc.

/s/ RONALD VINCENT
By:	Ronald Vincent
Chief Financial Officer

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